Exhibit T3A.22

THE COMMONWEALTH OF THE BAHAMAS

The International Business Companies Act 2000

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

SHERRITT POWER (BAHAMAS) INC.

Preliminary

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meanings
capital	The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

member	A person who holds shares in the Company.

person	An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

register of members	The share register.

resolution of directors

(a)   A Resolution approved at a duly constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain where the meeting was called on proper notice or, if on short notice, if those directors not present have waived notice; or

(b) a resolution consented to in writing by all directors or of all members of the committee, as the case may be.

resolution of members	(a) A resolution approved at a duly constituted meeting of the members of the Company by the affirmative vote of

(i) a simple majority of the votes of the shares which were present at the meeting and entitled to vote thereon and were voted and not abstained, or

(ii)  a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; or

(b) a resolution consented to in writing by

(i) all of the votes of shares entitled to vote thereon, or

(ii) all of the votes of each class or series of shares entitled to vote thereon as a class or series and of all of the votes of the remaining shares entitled to vote thereon;

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares, or debt obligations.

surplus

The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital and surplus may be computed having regard to the net unrealized appreciation of assets of the company in accordance with section 36 of the Act.

the Act	The International Business Companies Act 2000 (No. 45 of 2000).

the Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended by a resolution of directors or resolution of the members.

the Seal	Any seal which has been duly adopted as the Common Seal of the Company.

these Articles	These Articles of Association as originally framed or as from time to time amended by a resolution of directors or resolution of the members.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. “Written” or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of representing or reproducing words in a visible form, including telex, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles, unless otherwise stated, is a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

SHARES, AUTHORISED CAPITAL AND CAPITAL

7. Every person whose name is entered as a member in the share register shall, without payment, be entitled to a certificate either (a) under the signatures of two directors or officers or (b) signed by one director or one officer of the Company and under the common Seal of the Company specifying the share or shares held and the par value where applicable thereto and the signatures of the director or officer and the Seal may be facsimiles, provided that in respect of a share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

8. Any member receiving a share certificate for shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be reasonably required by the directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

10. Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11. Shares in the Company shall be issued for money, services rendered, personal property (including other shares, debt obligations or other securities in the company), any estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share with par value, the consideration in respect of the share constitutes capital to the extent of the par value and the excess constitutes surplus.

17. Upon the issue by the Company of a share without par value, the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

18. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value provided that no purchase redemption or acquisition which has the effect of reducing the capital of the Company shall be effected unless in compliance with Articles 37 and 38 but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition:

(a)	the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business; and

(b)

the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of accounts; and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the company is conclusive unless a question of law is involved.

19. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired

(a)	pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	in exchange for newly issued shares in the Company;

(c)	by virtue of the provisions of Section 80 of the Act; and

(d)	pursuant to an order of the court.

20. Shares that the Company purchases, redeems or otherwise acquires pursuant to Articles 18 or 19 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to section 25 of the Act in which case they shall be cancelled. Upon the cancellation of a share, the amount included as capital of the Company with respect to that share shall be deducted from the capital of the Company.

21. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

22. No invitation shall be issued to the public by the Company or the directors for the time being thereof to subscribe for any shares or debentures of the Company.

23. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register.

LIEN ON SHARES

24. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

25. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

26. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

27. Subject to any limitations in the Memorandum, shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. The Directors may decline to register any transfer of shares without assigning any reason therefore.

28. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee’s name has been entered in the share register.

29 Subject to the approval of the Directors, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of Directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

TRANSMISSION OF SHARES

30. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following two Articles.

31. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

32. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

33. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN CAPITAL OR AUTHORISED CAPITAL

34. The Company may by a resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

35. The Company may amend the Memorandum to

(a)	divide the shares, including issued shares of a class or series into a larger number of shares of the same class or series; or

(b)

combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series, provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

36. The capital of the Company may by a resolution of directors, be increased by transferring an amount of the surplus of the Company to capital and, subject to the provisions of Articles 37 and 38, the capital may by resolution of directors be reduced by:

(a)	returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

(b)	cancelling any capital that is lost or not represented by assets having a realisable value or

(c)	transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

37. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

38. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

BORROWING POWERS

39. The Directors may from time to time, at their discretion, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

40. The Directors may raise or secure the payment or repayment of such money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, mortgages, debentures or debenture stock perpetual or otherwise, notes or other obligations of the Company charged upon all or any part of the property of the Company (both present and future).

41. Debentures, debenture stock and other securities may be made assignable, free from any equities, between the Company and the person to whom the same may be issued.

MEETINGS AND CONSENTS OF MEMBERS

42. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside the Commonwealth of the Bahamas as the directors consider necessary or desirable.

43. Upon the written request of members holding 50 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

44. The directors shall give not less than 7 days’ notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company.

45. A meeting of members held in contravention of the requirement in Article 44 is valid.

(a)

if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to shorter notice of the meeting, or

(b)

if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

46. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

47. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

48. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

49. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

(Name of Company)

I/We                                                                  being a member of the                             above Company with            shares HEREBY APPOINT                                                     of                                                              or failing him                             of to be my/our proxy to vote for me/us                                 at the meeting of members to be held on the                day of                            and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this            day of

____________________________

Member

50. The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

51. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other’s voice and for this purpose participation constitutes prima facie proof of recognition.

52. A resolution in writing, in one or more parts, signed by all the members for the time being shall be as valid and effectual as if it had been passed at a General Meeting duly called and constituted.

53. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

54. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

55. At every meeting of members, the President shall preside as Chairman of the meeting. If there is no President or if the President is not present at the meeting, the members present shall choose some one of their number to be the Chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

56. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

57. At any meeting of the members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the Chairman shall have any doubt as to the outcome of any resolution put to vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

58. Any person other than an individual shall be regarded as one member and subject to Article 59 the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule the directors may rely and act upon such advice without incurring any liability to any member.

59. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

60. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

61. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

62. If the Company shall have only one member the provisions herein contained for meetings of the members for any purpose shall be satisfied where such single shareholder passes a resolution in lieu of such meeting.

DIRECTORS

63. The first directors of the Company shall be elected by the subscribers to the Memorandum; and thereafter, subject to Article, 68 the directors shall be elected by the members for such term as the members determine.

64. The minimum number of directors shall be one and the maximum number shall be fifteen.

65. Each director shall hold office until his successor takes office or until his earlier death, resignation or removal, or in the case of a corporate director upon making of an order for the winding up or dissolution of the Company or upon the removal of a defunct company otherwise than pursuant to a winding-up order.

66. A director may be removed from office, with or without cause, by a resolution of members or where a majority of directors requests his resignation in writing.

67. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

68. The Directors shall have power at any time, and from time to time, to appoint any other qualified person as a director, either to fill a casual vacancy or as an addition to the Board, so that the total number of Directors shall not at any time exceed the maximum number fixed by these Articles.

69. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

70. A director shall not require a share qualification, and may be an individual or a company.

POWERS OF DIRECTORS

71. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

72. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

73. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

74. Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

75. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

76. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

77. The Directors may, by a resolution of the directors designate one or more Committees, each consisting of one or more directors and each such Committee shall have such powers and authority of the directors including the power and authority to affix the common seal of the company, as are set forth in the resolution of directors establishing the Committee except that no Committee shall have any power or authority with respect to the matters requiring a resolution of the directors under section 2(3) of the Act.

PROCEEDINGS OF DIRECTORS

78. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Commonwealth of the Bahamas as the directors may determine to be necessary or desirable.

79. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognise each other’s voice and for this purpose participation constitutes prima facie proof of recognition.

80. A resolution in writing, in one or more parts, signed by all the Directors, shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly called and constituted.

81. A director shall be given not less than 7 days’ notice of meetings of directors, but a meeting of directors held without 7 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

82. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any number shall be two (2). For the purposes of this article an alternate director shall be counted in a quorum.

83. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes and the requirements of the Act and these Articles for a meeting shall be satisfied where the sole director passes a resolution in lieu of such meeting.

84. At every meeting of the directors the President shall preside as chairman of the meeting. If there is no President or if the President is not present at the meeting the Vice President shall preside. If there is no Vice President or if the Vice President is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

85. The directors shall cause the following corporate records to be kept but which need not be maintained at the registered office of the Company:

(a)	minutes of all meetings of directors, members, Boards of directors, committees of officers and committees of members;

(b)	copies of all resolutions consented to by directors, members, Boards of directors, committees of officers and committees of members; and

(c)	such financial statements, accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

86. The register of the Directors and Officers and the register of members shall be kept at the registered office of the Company along with such other records as the Minister responsible for Companies may by order prescribe.

87. The meetings and proceedings of each Board of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the Board.

ALTERNATE DIRECTORS

88. Any Director may at any time appoint any person to be an alternate Director of the Company and may at any time remove any alternate Director so appointed by him. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company but shall otherwise be subject to the provisions of these presents with regard to Directors. An alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally to perform all the functions of his appointor as a Director in the absence of such appointor.

89. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director. All appointments and removals of alternate Directors shall be effected in writing under the hand of the Director making or revoking such appointment and lodged with the Secretary at the Company’s office. The name of each alternate Director shall be disclosed and notified to the Registrar General.

MANAGING DIRECTOR

90. The members in general meeting or the Directors may from time to time appoint one or more of the Directors to be a Managing Director or Managing Directors of the Company

either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.

91. The remuneration of a Managing Director shall from time to time be fixed by the Directors and may be by way of salary or commission or participation in profits or by any or all of those modes.

92. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these presents by the Directors as they think fit and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for all or any of the powers of the Directors in that behalf; and may from time to time revoke, withdraw or vary all or any of such powers.

OFFICERS

93. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a President and one or more Vice-Presidents, Secretary and one or more Assistant Secretaries and Treasurer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

94. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the President to preside at meetings of directors and members and to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the share register, minutes books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

95. The emoluments of all officers shall be fixed by resolution of directors.

96. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors. The directors may also revoke or vary a power previously given to an officer or agent.

CONFLICT OF INTERESTS

97. If the requirements of Articles 98 or 99 are satisfied, no agreement or transaction between the Company and one or more of its directors or liquidators, or any person in which any director or liquidator has a financial interest or to whom any director or liquidator is related, including as a director or liquidator of that other person, is void or voidable for this reason only or by reason only that the director or liquidator is present at the meeting of directors or liquidators or at the meeting of the committee of directors or liquidators that approves the agreement or transaction or that the vote or consent of the director or liquidator is counted for that purpose.

98. An agreement or transaction referred to in Article 97 is valid if

(a)

the material facts of the interest of each director or liquidator in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors or liquidators; and

(b)

the agreement or transaction is approved or ratified by a resolution of directors or liquidators that has been approved without counting the vote or consent of any interested director or liquidator or by the unanimous vote or consent of all disinterested directors or liquidators if the votes or consents of all disinterested directors or liquidators are insufficient to approve a resolution of directors or liquidators.

99. An agreement or transaction referred to in Article 98 is valid if

(a)

the material facts of the interest of each director or liquidator in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the members entitled to vote at a meeting of members; and

(b)	the agreement or transaction is approved or ratified by a resolution of members.

100. A director or liquidator who has an interest in any particular business to be considered at a meeting of directors, liquidators or members may be counted for purposes of determining whether the meeting is duly constituted.

INDEMNIFICATION

101. Subject to Article 101 the Company may indemnify against all expenses including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

102. Article 100 only applies to a person referred to in that Article if the person acted honestly and in good faith with a view to the best interests of the Company.

103. In the absence of any law to the contrary the decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

104. The termination of any proceedings by any judgement, order, settlement, convictions or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

105. If a person to be indemnified has been successful in defence of any proceedings referred to in that Article the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

106. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person as provided in these Articles.

SEAL

107. The Company shall have a common seal and an imprint thereof shall be kept at the registered office of the Company. The directors shall provide for the safe custody of the Seal. The Seal when affixed to any written instrument shall be witnessed by a director or any other person so authorised from time to time by resolution of directors. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described. The Company may by resolution of directors authorise the adoption and use of one or more corporate seals for use outside the Commonwealth of the Bahamas.

DIVIDENDS

108. The Company may by a resolution of directors declare and pay dividends in money, shares, or other property.. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

109. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

110. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

111. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

112. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

113. No dividend shall bear interest as against the Company and no dividend shall be paid on shares described in Article 21.

114. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

115. In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

116. In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

117. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

RESERVES

118. The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve fund to meet contingencies or for equalising dividends or for special dividends or bonuses or the redemption of preference shares or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the Directors shall in their absolute discretion think conducive to the interests of the Company and may invest the several sums so set aside upon such investments as they may think fit and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company and may divide the reserve fund into such special funds as they think fit and employ the reserve fund or any part thereof in the business if the Company and that without being bound to keep the same separate from the other assets.

NOTICES

119. Any notice, information or written statement to be given by the Company to members must be served by mail addressed to each member at the address shown in the share register.

120. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

121. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

122. The directors may establish and maintain or procure the establishment and maintenance of any non-contributors or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

ARBITRATION

123. Whenever any difference arises between the Company on the one hand and any of the members or their executors administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act effecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

124. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

VOLUNTARY WINDING UP AND DISSOLUTION

125. If the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

126. If the Company has previously issued shares, it may voluntarily commence to wind up and dissolve by resolution of members or by resolution of directors.

CONTINUATION

127. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the Commonwealth of the Bahamas in the manner provided under those laws.

WE, McKINNEY NOMINEES LIMITED AND HUGHES COMPANY LIMITED, both of Mareva House, 4 George Street, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of the Commonwealth of the Bahamas, hereby subscribe our names to these Articles of Association the 1st day of November, 2006 in the presence of:

Subscribers

Paul D. Knowles (sgd)

Paul D. Knowles

Vice President

McKINNEY NOMINEES LIMITED

Paul D. Knowles (sgd)

Paul D. Knowles

Vice President

HUGHES COMPANY LIMITED

Witness:

Kendra Laidlaw (sgd)

Kendra Laidlaw

Mareva House

4 George Street

Nassau, Bahamas

Company Secretary

COMMONWEALTH OF THE BAHAMAS

New Providence

Dated the 1st day of November, 2006

ARTICLES OF ASSOCIATION

OF

SHERRITT POWER (BAHAMAS) INC.

M B & H Corporate Services Ltd.

Mareva House

4 George Street

Nassau, Bahamas